UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2025

Hillman Solutions Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-39609	85-2096734
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)
1280 Kemper Meadows Drive
Cincinnati, Ohio 45240
(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 851-4900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HLMN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 5, 2025, Hillman Solutions Corp. (the “Company”) issued a press release, furnished as Exhibit 99.1 and incorporated herein by reference, announcing the Company's selected summary financial results for its thirteen and twenty-six weeks ended June 28, 2025.

The information provided pursuant to Item 2.02, including the exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01 Other Events.

On July 31, 2025, the Board of Directors (the “Board”) of the Company authorized a share repurchase program of up to $100 million (the “Repurchase Program”) of the Company's common stock, $0.0001 per share (the “Common Stock”).

The Repurchase Program permits shares of Common Stock to be repurchased from time to time at management's discretion, through a variety of methods, including a 10b5-1 trading plan, open market purchases, privately negotiated transactions or transactions otherwise in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended.

The timing and number of shares of Common Stock repurchased will be opportunistic depending on a variety of factors, including price, general business and market conditions, alternative investment opportunities and funding considerations. The Repurchase Program does not obligate the Company to repurchase any specific number of shares of Common Stock and may be suspended or discontinued at any time. The Repurchase Program is effective immediately. A copy of the press release announcing the Repurchase Program is included as Exhibit 99.3 to this current report.

Forward Looking Statements.

This Current Report on Form 8-K contains statements considered to be forward-looking are made in good faith by the Company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. You should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect our and our customers’, suppliers’ and other business partners’ operations, financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including tariffs, raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve; (4) the ability to continue to innovate with new products and services; (5) seasonality; (6) large customer concentration; (7) the ability to recruit and retain qualified employees; (8) the outcome of any legal proceedings that may be instituted against the Company; (9) adverse changes in currency exchange rates; or (10) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K filed on February 20, 2025. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements.

Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

99.1    Press Release, dated August 5, 2025, announcing the financial results of Hillman Solutions Corp. for its thirteen and twenty-six weeks ended June 28, 2025.

99.2     Supplemental slides provided in connection with the second quarter 2025 earnings call of Hillman Solutions Corp.

99.3    Press Release, dated August 5, 2025, announcing the $100 Million Share Repurchase Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2025	Hillman Solutions Corp.

	By:	/s/ Robert O. Kraft
	Name:	Robert O. Kraft
	Title:	Chief Financial Officer